EXHIBIT 10.2

Performance Guarantee Confirmation
Reference is made to a Performance Guarantee dated as of December 16, 2014 made by the undersigned in favour of the Purchaser (the “Performance Guarantee”). The undersigned acknowledges and confirms that the Performance Guarantee remains in full force and effect notwithstanding the entering into of this fourth amendment.
Dated this 28th day of June, 2018.

WINTRUST FINANCIAL CORPORATION
By:	/s/David A. Dykstra
Name: David A. Dykstra
Title: Senior EVP